SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 24th 2001

Date of Report

BRISTOL-MYERS SQUIBB COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1-1136	22-079-0350
Commission File Number	(IRS Employer Identification No.)

345 Park Avenue, New York, N.Y. 10154

(Address of principal executive offices)

Telephone: (212) 546-4000

ITEM 5 OTHER EVENTS

On September 28, 2000, Bristol-Myers Squibb Company announced the planned divestitures of its Clairol and Zimmer businesses. As a result of this announcement, the Company's financial statements have been restated to present Clairol (which includes its Matrix Essentials, Inc. affiliate) and Zimmer as discontinued operations. Also, the company has included restated historical consolidated financial information for the five years ended December 31, 1999.

ITEM 7 FINANCIAL STATEMENTS

The following historical financial information and audited consolidated statements of the Company are filed herewith as follows:

Page No.
1. Selected Historical Consolidated Financial Information	2-3
2. Audited Consolidated Financial Statements
(a) Report of Independent Accountants	4
(b) Consolidated Statement of Earnings for the years ended December 31, 1999, 1998 and 1997	5
(c) Consolidated Statement of Comprehensive Income and Retained Earnings for the years ended December 31, 1999, 1998 and 1997	6
(d) Consolidated Balance Sheet at December 31, 1999, 1998 and 1997	7-8
(e) Consolidated Statement of Cash Flows for the years ended December 31, 1999, 1998 and 1997	9
(f) Notes to Consolidated Financial Statements	10-33
(g) Signatures	34
3. Schedule II - Valuation and Qualifying Accounts	35

Exhibits - The following exhibits are filed herewith:

Exhibit No.	Description	Page No.
23.	Consent of PricewaterhouseCoopers LLP.	36
27.1	Restated Bristol-Myers Squibb Company Financial Data Schedule (for year ended December 31, 1999).	37
27.2	Restated Bristol-Myers Squibb Company Financial Data Schedule (for year ended December 31, 1998).	38
27.3	Restated Bristol-Myers Squibb Company Financial Data Schedule (for year ended December 31, 1997).	39
27.4	Restated Bristol-Myers Squibb Company Financial Data Schedule (for quarter ended June 30, 2000).	40
27.5	Restated Bristol-Myers Squibb Company Financial Data Schedule (for quarter ended March 31, 2000).	41
27.6	Restated Bristol-Myers Squibb Company Financial Data Schedule (for quarter ended September 30, 1999).	42
27.7	Restated Bristol-Myers Squibb Company Financial Data Schedule (for quarter ended June 30, 1999).	43
27.8	Restated Bristol-Myers Squibb Company Financial Data Schedule (for quarter ended March 31, 1999).	44

RESTATED SELECTED FINANCIAL DATA

FIVE-YEAR FINANCIAL SUMMARY

OPERATING RESULTS

(Unaudited, in millions, except per share amounts)

	1999	1998	1997	1996	1995

Net Sales	$16,878	$15,061	$13,698	$12,268	$11,320

Expenses:
Cost of products sold	4,542	3,896	3,548	3,134	2,900
Marketing, selling and administrative	3,789	3,685	3,425	3,220	3,020
Advertising and product promotion	1,549	1,518	1,582	1,355	1,201
Research and development	1,759	1,506	1,322	1,203	1,131
Other(a)	81	818	83	(67)	1,134

	11,720	11,423	9,960	8,845	9,386

Earnings from Continuing Operations Before Income Taxes (a)	5,158	3,638	3,738	3,423	1,934

Provision for income taxes	1,369	888	994	939	417

Earnings from Continuing Operations(a)	3,789	2,750	2,744	2,484	1,517

Discontinued Operations, net (b)	378	391	461	366	295
Net Earnings	$4,167	$3,141	$3,205	$2,850	$1,812

Dividends paid on common And preferred stock	$1,707	$1,551	$1,515	$1,507	$1,495

Earnings per common share - Basic
Earnings from Continuing Operations (a)	$1.91	$1.38	$1.38	$1.24	$.75
Discontinued Operations (b)	.19	.20	.23	.18	.14
Net Earnings	$2.10	$1.58	$1.61	1.42	.89

Earnings per common share - Diluted
Earnings from Continuing Operations (a)	$1.87	$1.36	$1.34	$1.22	.75
Discontinued Operations (b)	.19	.19	.23	.18	.14
Net Earnings	$2.06	1.55	1.57	1.40	.89

Dividends per common share	.86	.78	.76	.75	.74

  Includes a gain on the sale of a business of $201 million before taxes, $125 million after taxes, in 1998. Includes a special charge for prescription drug pricing litigation of $100 million before taxes, $62 million after taxes, or $.03 per common share, basic and diluted, in 1998. Includes a special charge for pending and future product liability claims of $700 million before taxes, $433 million after taxes, or $.22 per common share, basic, and $.21 per common share, diluted, in 1998; $950 million before taxes, $590 million after taxes, or $.29 per common share, basic and diluted in 1995. Includes a provision for restructuring of $157 million before taxes, $98 million after taxes, in 1998; $120 million before taxes, $74 million after taxes, in

  RESTATED SELECTED FINANCIAL DATA. (Con't.)

  1997; and $263 million before taxes, $168 million after taxes, in 1995.

  Includes a gain on the sale of a business of $225 million before taxes, $140 million after taxes, in 1997. Includes a provision for restructuring of $44 million before taxes, $28 million after taxes, in 1998; $105 million before taxes, $66 million after taxes, in 1997; and $47 million before taxes, $30 million after taxes, in 1995.

FIVE-YEAR FINANCIAL SUMMARY

FINANCIAL POSITION AT DECEMBER 31

(Unaudited, in millions, except per share amounts)

	1999	1998	1997	1996	1995

Current assets	$9,267	$8,782	$7,736	$7,528	$7,018
Property, plant and equipment	4,621	4,429	4,156	3,964	3,760

Total assets	17,114	16,272	14,977	14,685	13,929

Current liabilities	5,537	5,791	5,032	5,050	4,806
Long-term debt	1,342	1,364	1,279	966	635
Total liabilities	8,469	8,696	7,758	8,115	8,107

Stockholders' equity	$8,645	$7,576	$7,219	$6,570	$5,822

Average common shares outstanding - Basic	1,984	1,987	1,992	2,007	2,024

Average common shares outstanding - Diluted	2,027	2,031	2,042	2,035	2,032

Reference is made to Note 2 Acquisitions and Divestitures, Note 8 Property, Plant and Equipment and Note 16 Litigation, appearing in the Notes to Consolidated Financial Statements included this Form 8-K.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

and Stockholders of

Bristol-Myers Squibb Company

In our opinion, the consolidated financial statements listed in the index appearing under Item 7.2 on page 1 present fairly, in all material respects, the financial position of Bristol-Myers Squibb Company and its subsidiaries at December 31, 1999, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 7.3 on page 1 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

New York, New York

January 24, 2000,

except as to the effects of the discontinued

operations presentation described in Note 3

for which the date is September 28, 2000

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED STATEMENT OF EARNINGS

(in millions except per share amounts)

	Year Ended December 31,
EARNINGS	1999	1998	1997
Net Sales	$16,878	$15,061	$13,698
Expenses:
Cost of products sold	4,542	3,896	3,548
Marketing, selling and administrative	3,789	3,685	3,425
Advertising and product promotion	1,549	1,518	1,582
Research and development	1,759	1,506	1,322
Special charge	-	800	-
Provision for restructuring	-	157	120
Gain on sale of business	-	(201)	-
Other	81	62	(37)
	11,720	11,423	9,960
Earnings from Continuing Operations Before Income Taxes	5,158	3,638	3,738

Provision for income taxes	1,369	888	994
Earnings from Continuing Operations	3,789	2,750	2,744

Discontinued Operations, net	378	391	461
Net Earnings	$4,167	$3,141	$3,205
Earnings Per Common Share

Basic
Earnings from Continuing Operations	$1.91	$1.38	$1.38
Discontinued Operations	.19	.20	.23
Net Earnings	$2.10	$1.58	$1.61

Diluted
Earnings from Continuing Operations	$1.87	$1.36	$1.34
Discontinued Operations	.19	.19	.23
Net Earnings	$2.06	$1.55	$1.57
Average Common Shares Outstanding
Basic	1,984	1,987	1,992
Diluted	2,027	2,031	2,042

Dividends Per Common Share	$.86	$.78	$.76

The accompanying notes are an integral part of these financial statements.

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED STATEMENT OF

COMPREHENSIVE INCOME AND RETAINED EARNINGS

(in millions except per share amounts)

	Year Ended December 31,
	1999	1998	1997
COMPREHENSIVE INCOME
Net Earnings	$4,167	$3,141	$3,205
Other Comprehensive Income:
Foreign currency translation	(212)	(86)	(195)
Tax effect	18	(3)	23

Total Other Comprehensive Income	(194)	(89)	(172)

Comprehensive Income	$3,973	$3,052	$3,033

RETAINED EARNINGS
Retained Earnings, January 1	$12,540	$10,950	$9,260
Net earnings	4,167	3,141	3,205
	16,707	14,091	12,465
Less dividends	1,707	1,551	1,515
Retained Earnings, December 31	$15,000	$12,540	$10,950

The accompanying notes are an integral part of these financial statements.

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED BALANCE SHEET

ASSETS

(dollars in millions)

	December 31,
ASSETS	1999	1998	1997
Current Assets:
Cash and cash equivalents	$2,720	$2,244	$1,456
Time deposits and marketable securities	237	285	338
Receivables, net of allowances	3,272	3,190	2,973
Inventories	2,126	1,873	1,799
Prepaid expenses	912	1,190	1,170
Total Current Assets	9,267	8,782	7,736
Property, Plant and Equipment, net	4,621	4,429	4,156
Insurance Recoverable	468	523	619
Excess of cost over net tangible assets Received in business acquisitions	1,502	1,587	1,625
Other Assets	1,256	951	841
Total Assets	$17,114	$16,272	$14,977

The accompanying notes are an integral part of these financial statements.

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED BALANCE SHEET

LIABILITIES AND STOCKHOLDERS' EQUITY

(dollars in millions)

	December 31,
LIABILITIES	1999	1998	1997

Current Liabilities:
Short-term borrowings	$432	$482	$543
Accounts payable	1,657	1,380	1,017
Accrued expenses	2,367	2,302	1,939
Product liability	287	877	865
U.S. and foreign income taxes payable	794	750	668
Total Current Liabilities	5,537	5,791	5,032

Other Liabilities	1,590	1,541	1,447
Long-Term Debt	1,342	1,364	1,279
Total Liabilities	8,469	8,696	7,758
STOCKHOLDERS' EQUITY

Preferred stock, $2 convertible series: Authorized 10 million shares; issued and outstanding 10,977 in 1999, 11,684 in 1998 and 12,936 in 1997, liquidation value of $50 per share	-	-	-
Common stock, par value of $.10 per share: Authorized 4.5 billion shares; issued 2,192,970,504 in 1999, 2,188,316,808 in 1998 and 1,083,253,703 in 1997	219	219	108
Capital in excess of par value of stock	1,533	1,075	544
Other Comprehensive Income	(816)	(622)	(533)
Retained earnings	15,000	12,540	10,950
	15,936	13,212	11,069
Less cost of treasury stock - 212,164,851 common shares in 1999, 199,550,532 in 1998 and 90,069,383 in 1997	7,291	5,636	3,850
Total Stockholders' Equity	8,645	7,576	7,219
Total Liabilities and Stockholders' Equity	$17,114	$16,272	$14,977

The accompanying notes are an integral part of these financial statements.

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED STATEMENT OF CASH FLOWS

(dollars in millions)

	Year Ended December 31,
	1999	1998	1997

Cash Flows From Operating Activities:
Net earnings	$4,167	$3,141	$3,205
Depreciation and amortization	678	625	591
Special Charge	-	800	-
Provision for restructuring	-	201	225
Gain on sale of businesses	-	(201)	(225)
Other operating items	(79)	(1)	33
Receivables	(176)	(253)	(479)
Inventories	(317)	(139)	(288)
Accounts payable and accrued expenses	243	242	(179)
Income taxes	738	414	318
Product liability	(726)	(715)	(795)
Insurance recoverable	59	196	234
Other assets and liabilities	(117)	(190)	(164)
Net Cash Provided by Operating Activities	4,470	4,120	2,476
Cash Flows From Investing Activities:
Proceeds from sales of time deposits and marketable securities	51	309	530
Purchases of time deposits and marketable securities	(4)	(256)	(363)
Additions to fixed assets	(709)	(788)	(767)
Proceeds from sale of business	134	417	370
Acquisition of businesses	(266)	(93)	(254)
Other, net	35	65	(48)
Net Cash Used in Investing Activities	(759)	(346)	(532)
Cash Flows From Financing Activities:
Short-term borrowings	(26)	(81)	81
Long-term debt	(54)	73	328
Issuances of common stock under stock plans	8	140	117
Purchases of treasury stock	(1,419)	(1,561)	(1,162)
Dividends paid	(1,707)	(1,551)	(1,515)
Net Cash Used in Financing Activities	(3,198)	(2,980)	(2,151)

Effect of Exchange Rates on Cash	(37)	(6)	(18)
Increase (Decrease) in Cash and Cash Equivalents	476	788	(225)
Cash and Cash Equivalents at Beginning of Period	2,244	1,456	1,681

Cash and Cash Equivalents at End of Period	$2,720	$2,244	$1,456

The accompanying notes are an integral part of these financial statements.

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

Note 1 ACCOUNTING POLICIES

The financial statements have been restated to present the results of the Company's Beauty Care and Zimmer businesses as discontinued operations. Previously reported amounts have been reclassified to make them consistent with the 1999 presentation.

Basis of Consolidation - The consolidated financial statements include the accounts of Bristol-Myers Squibb Company and all of its subsidiaries.

Cash and Cash Equivalents - Cash and cash equivalents primarily include securities with a maturity of three months or less at the time of purchase, recorded at cost, which approximates market.

Time Deposits and Marketable Securities - Time deposits and marketable securities are available for sale and are recorded at fair value, which approximates cost.

Inventory Valuation - Inventories are generally stated at average cost, not in excess of market.

Capital Assets and Depreciation - Expenditures for additions, renewals and betterments are capitalized at cost. Depreciation is generally computed by the straight-line method based on the estimated useful lives of the related assets. The estimated useful lives of the major classes of depreciable assets are 50 years for buildings and 3 to 40 years for machinery, equipment and fixtures.

Excess of Cost over Net Tangible Assets - The excess of cost over net tangible assets received in business acquisitions is being amortized on a straight-line basis over periods not exceeding 40 years. The excess of cost over net tangible assets is periodically reviewed for impairment based on an assessment of future operations (including cash flows) to ensure that the excess of cost over net tangible assets is appropriately valued.

Product Liability - Accruals for product liability are recorded, on an undiscounted basis, when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, based on existing information. These accruals are adjusted periodically as assessment efforts progress or as additional information becomes available. Receivables for related insurance or other third party recoveries for product liabilities are recorded, on an undiscounted basis, when it is probable that a recovery will be realized. Insurance recoverable recorded on the balance sheet has, in general, payment terms of three years or less.

Revenue Recognition - Revenue from product sales is recognized upon shipment to customers.

Earnings Per Share - Basic earnings per common share are computed using the weighted average number of shares outstanding during the year. Diluted earnings per common share are computed using the weighted average number of shares outstanding during the year, plus the incremental shares outstanding assuming the exercise of dilutive stock options.

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

Note 2 ACQUISITIONS AND DIVESTITURES

In June 1999, the Company acquired Cal-C-Tose, a nutritional milk modifier. In September 1999, the Company entered into a development and commercialization agreement for aripiprazole, a novel drug under study in Phase III trials as a treatment for schizophrenia, with Otsuka Pharmaceutical Co., Ltd. In December 1999 the Company completed the sale of Laboratori Guieu, a gynecological, pediatric and dermatological products business headquartered in Milan Italy. The gain on the sale was not material.

In 1998 the Company acquired Redmond Products, Inc., a leading hair care manufacturer in the United States, and Phytoervas, a line of premium retail shampoos and conditioners in Brazil. The Company also in 1998 acquired Dong-A-Biotech Co., Ltd., a marketer and distributor of pharmaceutical products in South Korea. In 1998, the Company divested its Ban brand of anti-perspirants and deodorants, A/S GEA, a Denmark-based generic drug business, and Hexachimie, a specialty chemical manufacturer based in France, resulting in a combined pretax gain of $201 million.

In 1997, the Company completed the sale of Linvatec Corporation, its arthroscopy and surgical powered instrument business, resulting in a pretax gain of $225 million included in earnings from discontinued operations. The Company acquired Abeefe S.A., Peru's largest pharmaceutical manufacturer and marketer of a broad range of prescription and nonprescription anti-infective, respiratory, anti-inflammatory and dermatological products. The Company also acquired CHOCO MILK*, Mexico's leading milk-based nutritional supplement, and SAL DE UVAS PICOT*, a leading effervescent antacid product in Mexico.

Note 3 DISCONTINUED OPERATIONS

On September 28, 2000, the Company announced the planned divestitures of Clairol and Zimmer. The Company expects these businesses to be divested in 2001. Accordingly, the operations of Clairol (which includes its Matrix Essentials, Inc. affiliate) and Zimmer have been reflected as discontinued operations in the accompanying consolidated financial statements.

The net sales and earnings of discontinued operations are as follows:

	Year Ended December 31,
	1999	1998	1997

Net sales	$3,344	$3,223	$3,003

Earnings before income taxes	609	630	744
Income taxes	231	239	283
Net earnings from discontinued operations	$378	$391	$461

Earnings before income taxes for the years ended December 31, 1998 and 1997 include restructuring charges of $44 million and $105 million, respectively. Earnings before income taxes for the year ended December 31, 1997 include a gain on the sale of a business of $225 million.

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

The consolidated balance sheet, consolidated statement of comprehensive income and retained earnings and consolidated statement of cash flows include the Clairol and Zimmer businesses ("Discontinued Operations"). On a historical basis, the Company did not allocate any debt to these businesses as the Company uses a centralized approach to cash management and financing of its operations. The net assets of Discontinued Operations expected to be disposed at December 31, 1999, 1998 and 1997 were as follows:

	December 31,
	1999	1998	1997
Net current assets	$566	$612	$598
Property, Plant and Equipment, net	396	375	342
Other non-current assets and liabilities, net	233	213	176
Net assets of discontinued operations	$1,195	$1,200	$1,116

Cash flows from operating and investing activities of Discontinued Operations for the years ended December 31, 1999, 1998 and 1997 were $261 million, $289 million and $452 million (including $370 million of proceeds from the sale of Linvatec Corporation), respectively.

Note 4 EARNINGS PER SHARE

The computations for basic earnings per common share and diluted earnings per common share are as follows:

	Year Ended December 31,

Earnings per Common Share - Basic:	1999	1998	1997

Net Earnings from Continuing Operations	$3,789	$2,750	$2,744
Discontinued Operations	378	391	461
Net Earnings	$4,167	$3,141	$3,205

Average Common Shares Outstanding	1,984	1,987	1,992
Earnings Per Common Share - Basic
Earnings from Continuing Operations	$1.91	$1.38	$1.38
Discontinued Operations	.19	.20	.23
Net Earnings	$2.10	$1.58	$1.61

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

	Year Ended December 31,

Earnings per Common Share - Diluted:	1999	1998	1997

Net Earnings from Continuing Operations	$3,789	$2,750	$2,744
Discontinued Operations	378	391	461
Net Earnings	$4,167	$3,141	$3,205

Average Common Shares Outstanding	1,984	1,987	1,992
Incremental Shares Outstanding Assuming the Exercise of Dilutive Stock Options	43	44	50
	2,027	2,031	2,042

Earnings from Continuing Operations	$1.87	$1.36	$1.34
Discontinued Operations	.19	.19	.23
Net Earnings	$2.06	$1.55	$1.57

Note 5 OTHER INCOME AND EXPENSES

	Year Ended December 31,
	1999	1998	1997
Interest income	$107	$87	$106
Interest expense	(130)	(154)	(118)
Other - net	(58)	5	49
	$(81)	$(62)	$37

Cash payments for interest were $119 million, $157 million and $110 million in 1999, 1998 and 1997, respectively.

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

Note 6 PROVISION FOR INCOME TAXES

The components of earnings from continuing operations before income taxes were:

	December 31,
	1999	1998	1997
U.S.	$3,203	$2,191	$2,363
Non-U.S.	1,955	1,447	1,375
	$5,158	$3,638	$3,738

The provision for income taxes consisted of:

	December 31,
	1999	1998	1997
Current:
U.S.	$602	$658	$453
Non-U.S.	346	271	370
	948	929	823
Deferred:
U.S.	369	(71)	221
Non-U.S.	52	30	(50)
	421	(41)	171
	$1,369	$888	$994

Income taxes paid during the year were $719 million, $579 million and $706 million in 1999, 1998 and 1997, respectively.

The Company's provision for income taxes in 1999, 1998 and 1997 was different from the amount computed by applying the statutory United States Federal income tax rate to earnings before income taxes, as a result of the following:

	% of Earnings
	Before Income Taxes
	1999	1998	1997
U.S. statutory rate	35.0%	35.0%	35.0%
Foreign	(5.6)	(5.0)	(3.6)
Effect of operations in Puerto Rico	(2.0)	(2.9)	(3.4)
Special charge	-	(.7)	-
State and local taxes	.5	.4	.4
Other	(1.4)	(2.4)	(1.8)
	26.5%	24.4%	26.6%

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

Prepaid taxes at December 31, 1999, 1998 and 1997 were $567 million, $809 million and $818 million, respectively. Prepaid taxes relating to discontinued operations ranged between approximately 3% to 9% of total company prepaid taxes for the years ended December 31, 1999, 1998 and 1997 respectively. The deferred income tax liability, included in Other Liabilities, at December 31, 1999, 1998 and 1997 was $445 million, $277 million and $352 million, respectively. The amounts of deferred income tax liability relating to discontinued operations for the years ended December 31, 1999, 1998 and 1997 are not material.

The components of prepaid and deferred income taxes consisted of:

	December 31,
	1999	1998	1997
Depreciation	$(278)	$(278)	$(278)
Post retirement and pension benefits	120	195	191
Product liability	(13)	248	154
Restructuring	25	55	77
Other	268	312	322
	$122	$532	$466

The Company has settled its United States Federal income tax returns with the Internal Revenue Service through 1991.

United States Federal income taxes have not been provided on substantially all of the unremitted earnings of non-U.S. subsidiaries, since it is management's practice and intent to reinvest such earnings in the operations of these subsidiaries. The total amount of the net unremitted earnings of non-U.S. subsidiaries was approximately $4.3 billion at December 31, 1999.

Note 7 INVENTORIES
	December 31,
	1999	1998	1997
Finished goods	$1,472	$1,209	$1,153
Work in process	302	236	197
Raw and packaging materials	352	428	449
	$2,126	$1,873	$1,799

Inventories of discontinued operations comprised approximately 23% of total company inventory for the years ended December 31, 1999, 1998 and 1997.

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

Note 8 PROPERTY, PLANT AND EQUIPMENT

	December 31,
	1999	1998	1997
Land	$170	$176	$180
Buildings	3,096	2,875	2,631
Machinery, equipment and fixtures	4,093	3,885	3,646
Construction in progress	482	572	544
	7,841	7,508	7,001
Less accumulated depreciation	3,220	3,079	2,845
	$4,621	$4,429	$4,156

Property, plant and equipment of discontinued operations comprised approximately 8% of total company property, plant and equipment, net for the years ended December 31, 1999, 1998 and 1997.

Note 9 SHORT-TERM BORROWINGS AND LONG-TERM DEBT

Included in short-term borrowings were amounts due to banks, primarily foreign banks, of $245 million, $272 million and $524 million at December 31, 1999, 1998 and 1997, respectively, and current installments of long-term debt of $10 million, $43 million and $19 million at December 31, 1999, 1998, and 1997, respectively. Also included in short-term borrowings at December 31, 1999 and 1998, was $177 million and $167 million, respectively, of commercial paper outstanding. This commercial paper has original maturities not exceeding 270 days and is denominated in euros and U.S. dollars. The average interest rate on short-term borrowings was 6.76% and on current installments of long-term debt was 6.81% at December 31, 1999.

During 1999, the Company renewed two credit facilities, aggregating $500 million, with a syndicate of lenders as support for its commercial paper program. The credit facilities consist of a $250 million, 364-day credit facility, which may be renewed annually with the consent of the lenders for an additional 364-day period and a $250 million, four- and five-year credit facility, extendible at each anniversary date with the consent of the lenders. There were no borrowings outstanding under the credit facilities at December 31, 1999. In addition, the Company has unused short-term lines of credit with foreign banks of $420 million.

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

The components of long-term debt were:

	December 31,
	1999	1998	1997
6.80% Debentures, due in 2026	$345	$345	$344
7.15% Debentures, due in 2023	344	344	343
6.875% Debentures, due in 2097	296	296	296
Various Rate Yen Term Loans, due in 2003	71	71	70
2.14% Yen Notes, due in 2005	62	55	-
1.73% Yen Notes, due in 2003	62	54	-
3.51% Deutsche Mark Interest on Yen Principal Term Loan, due in 2005	57	50	49
5.75% Industrial Revenue Bonds, due in 2024	34	34	34
5.00% Yen Term Loan, paid in 1999	-	29	29
Various Rate Term Loans, paid in 1999	-	-	26
2.83% Yen Term Loan, due in 2002	28	25	24
Capitalized Leases	22	29	26
Other, 4.30% to 10.25%,due in varying Amounts through 2014	21	32	38
	$1,342	$1,364	$1,279

Note 10 STOCKHOLDERS' EQUITY

Changes in capital shares and capital in excess of par value of stock were:

	Shares of Common Stock		Capital in Excess of Par Value of Stock (dollars in millions)
	Issued	Treasury
Balance, December 31, 1996	1,082,496,016	81,806,550	$382
Issued pursuant to stock plans and options	738,151	(8,514,867)	162
Conversions of preferred stock	19,536	-	-
Purchases	-	16,777,700	-
Balance, December 31, 1997	1,083,253,703	90,069,383	544
Effect of two-for-one stock split	1,083,253,703	90,069,383	(108)
Issued pursuant to stock plans and options	16,931,302	(11,189,998)	700
Conversions of preferred stock	21,230	-	-
Purchases	-	30,601,764	-
Other	4,856,870	-	(61)
Balance, December 31, 1998	2,188,316,808	199,550,532	1,075
Issued pursuant to stock plans and options	4,641,700	(9,694,871)	458
Conversions of preferred stock	11,996	-	-
Purchases	-	22,309,190	-
Balance, December 31, 1999	2,192,970,504	212,164,851	$1,533

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

Each share of the Company's preferred stock is convertible into 16.96 shares of common stock and is callable at the Company's option. The reductions in the number of issued shares of preferred stock in 1999, 1998 and 1997 were due to conversions into shares of common stock.

Dividends per common share were $.86 in 1999, $.78 in 1998 and $.76 in 1997.

Stock Compensation Plans

Under the Company's 1997 Stock Incentive Plan, officers, directors and key employees may be granted options to purchase the Company's common stock at no less than 100% of the market price on the date the option is granted. Options generally become exercisable in installments of 25% per year on each of the first through the fourth anniversaries of the grant date and have a maximum term of 10 years. Additionally, the plan provides for the granting of stock appreciation rights whereby the grantee may surrender exercisable options and receive common stock and/or cash measured by the excess of the market price of the common stock over the option exercise price. The plan also provides for the granting of performance-based stock options to certain key executives.

Under the terms of the 1997 Stock Incentive Plan, as amended, additional shares are authorized in the amount of 0.9% of the outstanding shares per year through 2002. The plan incorporates the Company's long-term performance awards.

In addition, the 1997 Stock Incentive Plan provides for the granting of up to 20,000,000 shares of common stock to key employees, subject to restrictions as to continuous employment except in the case of death or normal retirement. Restrictions generally expire over a five-year period from date of grant. Compensation expense is recognized over the restricted period. At December 31, 1999, a total of 2,135,524 restricted shares were outstanding under the plan.

Under the TeamShare Stock Option Plan, all full-time employees, excluding key executives, meeting certain years of service requirements are granted options to purchase the Company's common stock at the market price on the date the options are granted. The Company has authorized 62,000,000 shares for issuance under the plan. As of December 31, 1999, a total of 23,579,400 shares have been exercised under the plan.

The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for its stock-based compensation plans other than for restricted stock and performance-based awards. Had compensation cost for the Company's other stock option plans been determined based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, the Company's net income and earnings per share would have been reduced by approximately $198 million, or $.10 per common share, basic and diluted, in 1999, $136 million, or $.07 per common share, basic and diluted, in 1998 and $85 million, or $.04 per common share, basic and diluted, in 1997. The fair value of the options granted during 1999, 1998 and 1997 was estimated as $17.37 per common share, $11.80 per common share and $6.41 per common share, respectively, on the date of grant using the Black-Scholes option-pricing model with the

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

following assumptions:

	1999	1998	1997
Dividend yield	2.4%	3.1%	4.3%
Volatility	21.8%	18.2%	19.3%
Risk-free interest rate	5.5%	6.3%	6.5%
Assumed forfeiture rate	3.0%	3.0%	3.0%
Expected life (years)	7	7	7

Stock option transactions were:

	Shares of Common Stock		Weighted Average Exercise Price of Shares Under Plan
	Available for Option	Under Plan
Balance, December 31, 1996	18,329,358	70,028,732	$34.27
Authorized	9,006,205	-	-
Granted	(11,347,801)	11,347,801	65.77
Exercised	-	(12,787,811)	30.34

Lapsed	2,284,788	(2,287,820)	45.63
Balance, December 31, 1997	18,272,550	66,300,902	40.08
Effect of two-for-one stock split	18,272,550	66,300,902	-
Authorized	17,877,318	-	-
Granted	(35,498,350)	35,498,350	51.40
Exercised	-	(36,697,942)	16.30
Lapsed	2,382,746	(2,382,746)	34.27
Balance, December 31, 1998	21,306,814	129,019,466	29.47
Authorized	19,898,896	-	-
Granted	(24,221,950)	24,221,950	65.39
Exercised	-	(20,425,070)	20.41
Lapsed	3,552,037	(3,552,037)	42.51
Balance, December 31, 1999	20,535,797	129,264,309	$37.27

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

The following table summarizes information concerning currently outstanding and exercisable options:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$10 - $20	36,055,360	4.10	$15.61	36,050,360	$15.61
$20 - $30	23,777,750	6.29	24.32	19,415,975	24.57
$30 - $40	12,441,697	7.19	33.68	6,530,637	33.68
$40 - $50	4,319,338	8.09	45.70	158,263	44.10
$50 - $60	29,924,664	8.18	51.73	5,012,685	51.00
$60 - up	22,745,500	9.19	66.49	152,319	61.10
	129,264,309			67,320,239

At December 31, 1999, 204,705,699 shares of common stock were reserved for issuance pursuant to stock plans, options and conversions of preferred stock. Options related to discontinued operations and included in the above amounts are not material.

Note 11 FINANCIAL INSTRUMENTS

Foreign exchange option contracts and, to a lesser extent, forward contracts, are used to hedge anticipated foreign currency transactions, primarily intercompany inventory purchases expected to occur within the next year.

The Company has exposures to net foreign currency denominated assets and liabilities, which approximated $2,179 million, $2,310 million and $2,070 million at December 31, 1999, 1998 and 1997, respectively, primarily in Europe, Japan and Canada. The Company mitigates the effect of these exposures through third-party borrowings. The exposures to net foreign currency denominated assets and liabilities related to discontinued operations and included in the above amounts are not material.

The risk of loss associated with the types of foreign exchange option contracts entered into by the Company is limited to premium amounts paid for the option contracts. Premiums are deferred in Prepaid Expenses and amortized in the consolidated statement of earnings (in the Other caption) over the time frame of the underlying hedged transaction. Gains related to the option contracts, which qualify as hedges of foreign currency anticipated transactions, are recognized in earnings when the hedged transactions are recognized. Gains and losses on foreign exchange forward contracts are recognized in the basis of the underlying transaction being hedged.

The notional amounts of the Company's foreign exchange option contracts at December 31, 1999, 1998 and 1997 were $1,762 million, $1,307 million and $1,279 million, respectively. The notional amounts of foreign exchange contracts related to discontinued operations and included in the above amounts are not material.

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

The Company does not anticipate any material adverse effect on its financial position resulting from its involvement in these instruments, nor does it anticipate non-performance by any of its counterparties.

At December 31, 1999, 1998 and 1997, the carrying value of all financial instruments, both short- and long-term, approximated their fair values.

Note 12 LEASES

Minimum rental commitments under all noncancelable operating leases, primarily real estate, in effect at December 31, 1999 were:

Years Ending December 31,
2000	$109
2001	97
2002	80
2003	60
2004	46
Later years	141
Total minimum payments	533
Less total minimum sublease rentals	111
Net minimum rental commitments	$422

Operating lease rental expense (net of sublease rental income of $24 million in 1999, $27 million in 1998 and $26 million in 1997) was $90 million in 1999, $105 million in 1998 and $124 million in 1997.

Minimum rental commitments and operating lease rental expense related to discontinued operations and included in the above amounts are not material.

Note 13 SEGMENT INFORMATION

On September 28, 2000, as described in Note 3, the Company announced its planned divestitures of the Clairol and Zimmer businesses. Consistent with this announcement and the Company's decision to focus its resources on the medicines business the Company has reduced the number of its reporting segments from four segments to one segment. The Company will continue to operate its Nutritional and ConvaTec businesses, however, these are not material and share many of the same economic and operating characteristics as the medicines business. The segment information presented herein does not reflect this reorganization of the Company's operating segments that was effected with the discontinuance of the Beauty Care and Zimmer businesses.

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

The major product categories for each business segment are as follows:

	Year Ended December 31,
	1999	1998	1997
Medicines
PRAVACHOL*	$1,704	$1,643	$1.437
TAXOL*	1,481	1,206	941
GLUCOPHAGE	1,317	862	579
Oncology Therapeutics Network	894	657	480
BUSPAR*	605	531	443
ZERIT*	605	551	398
PARAPLATIN*	600	525	437
PLAVIX	547	144	-
Beauty Care
Hair care	1,250	1,179	794
Hair color	905	894	841
Nutritionals
Infant formulas	1,233	1,203	1.219
Medical Devices
Orthopedic implants	665	596	615
Ostomy	449	464	451

Inter-area sales, which are usually billed at or above manufacturing costs, by geographic area, were:

	December 31,
	1999	1998	1997
United States	$1,647	$1,434	$1,370
Europe, Mid-East and Africa	937	843	762
Other Western Hemisphere	46	29	32
Pacific	25	16	24
Total inter-area eliminations	$2,655	$2,322	$2,188

The Medicines Segment represents pharmaceuticals and consumer medicines businesses. In addition, the segment information reflects certain internal organizational changes made in 1999. Prior year data has been restated accordingly.

Included in earnings before taxes of each segment is a cost of capital charge. The offset to the cost of capital charge is included in Other. In addition, Other principally consists of interest income, interest expense, certain administrative expenses and allocations to the industry segments for certain corporate programs. In 1998, Other includes the gain on sale of businesses of $201 million and the provision for restructuring of $201 million. In 1997, Other includes the gain on sale of a business of $225 million and the provision for restructuring of $225 million. Other assets principally consist of cash and cash equivalents, time deposits and marketable securities, and certain other assets.

* Indicates brand names of products which are trademarks owned by the Company.

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

BUSINESS SEGMENTS	Net Sales			Earnings Before Taxes
	1999	1998	1997	1999	1998	1997
Medicines	$14,309	$12,573	$11,211	$4,018	$3,402	$3,033
Beauty Care	2,381	2,305	1,895	247	343	269
Nutritionals	1,850	1,759	1,793	375	371	360
Medical Devices	1,682	1,647	1,802	365	336	345
Net sales and earnings Before taxes	$20,222	$18,284	$16,701	$5,005	$4,452	$4,007
GEOGRAPHIC AREAS	Net Sales			Earnings Before Taxes
	1999	1998	1997	1999	1998	1997
United States	$14,445	$12,527	$11,014	$3,491	$3,164	$2,581
Europe, Mid-East and Africa	5,040	4,873	4,653	1,268	1,139	1,109
Other Western Hemisphere	1,681	1,749	1,586	110	223	225
Pacific	1,711	1,457	1,636	83	2	52
Inter-area eliminations	(2,655)	(2,322)	(2,188)	53	(76)	40
Net sales and earnings Before taxes	$20,222	$18,284	$16,701	5,005	4,452	4,007
Special Charge				-	(800)	-
Other				762	616	475
				$5,767	$4,268	$4,482

BUSINESS SEGMENTS	Year-End Assets
	1999	1998	1997
Medicines	$8,769	$8,296	$7,964
Beauty Care	1,121	1,058	833
Nutritionals	1,190	1,094	1,113
Medical Devices	1,185	1,174	1,225
Identifiable segment assets	$12,265	$11,622	$11,135

GEOGRAPHIC AREAS	Year-End Assets
	1999	1998	1997
United States	$6,989	$6,657	$6,417
Europe, Mid-East and Africa	3,622	3,533	3,426
Other Western Hemisphere	1,425	1,238	1,063
Pacific	943	942	989
Inter-area eliminations	(714)	(748)	(760)
Identifiable geographic assets	$12,265	$11,622	$11,135
Other assets	4,849	4,650	3,842
	$17,114	$16,272	$14,977

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

BUSINESS SEGMENTS	Capital Expenditures			Depreciation
	1999	1998	1997	1999	1998	1997
Medicines	$457	$535	$524	$279	$272	$244
Beauty Care	58	71	58	35	29	22
Nutritionals	56	59	61	43	38	42
Medical Devices	44	33	24	32	36	46
Business segment total	615	698	667	389	375	354
	94	90	100	49	38	43
	$709	$788	$767	$438	$413	$397

Note 14 RETIREMENT PLANS

The Company and certain of its subsidiaries have defined benefit pension plans and defined contribution plans for regular full-time employees. The principal pension plan is the Bristol-Myers Squibb Retirement Income Plan. The Company's funding policy is to contribute amounts to provide for current service and to fund past service liability. Plan benefits are primarily based on years of credited service and on the participants' compensation. Plan assets principally consist of equity and fixed income securities.

The Company's share of the components of total net pension expense and pension assets and obligation, related to continuing operations as well as any curtailment gain or loss, has not yet been determined, and therefore the following information relates to the Company's pension plan including discontinued operations. The amounts related to discontinued operations are estimated to represent approximately 10% of total pension obligations and assets of the Company's retirement plans.

Cost for the Company's defined benefit plans included the following components:

	Year Ended December 31,
	1999	1998	1997
Service cost - benefits earned during the year	$161	$132	$135
Interest cost on projected benefit obligation	217	207	203
Expected earnings on plan assets	(285)	(258)	(231)
Net amortization and deferral	4	(1)	10
Net pension expense	$97	$80	$117

The weighted average actuarial assumptions for the Company's pension plans were as follows:

	December 31,
	1999	1998	1997
Discount rate	7.8%	7.0%	7.5%
Compensation increase	4.8%	4.3%	4.5%
Long-term rate of return	10.0%	10.0%	10.0%

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

Changes in benefit obligation and plan assets were:

	Year Ended December 31,
	1999	1998	1997
Benefit obligation at beginning of year	$3,216	$2,928	$2,734
Service cost - benefits earned during the year	161	132	135
Interest cost on projected benefit obligation	217	207	203
Actuarial (gains) and losses	(203)	160	45
Benefits paid	(254)	(211)	(189)
Benefit obligation at end of year	$3,137	$3,216	$2,928

	December 31,
	1999	1998	1997
Fair value of plan assets at beginning of year	$3,137	$2,949	$2,596
Actual earnings on plan assets	561	359	504
Employer contribution	46	40	38
Benefits paid	(254)	(211)	(189)
Fair value of plan assets at end of year	$3,490	$3,137	$2,949

	December 31,
	1999	1998	1997
Plan assets in excess of (less than) projected benefit obligation	$353	$(79)	$21
Unamortized net assets at adoption	(2)	(33)	(47)
Unrecognized prior service cost	37	48	56
Unrecognized net (gains) and losses	(385)	87	13
Net amount recognized	$3	$23	$43

Amounts recognized in the consolidated balance sheet consist of:

Prepaid benefit cost	181	187	194
Accrued benefit liability	(190)	(190)	(173)
Other asset	12	26	22
Net amount recognized	$3	$23	$43

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $319 million, $245 million and $56 million, respectively, as of December 31, 1999, $288 million, $230 million and $40 million, respectively, as of December 31, 1998 and $271 million, $208 million and $37 million, respectively, as of December 31, 1997. This is primarily attributable to an unfunded benefit equalization plan.

The principal defined contribution plan is the Bristol-Myers Squibb Savings and Investment Program. The Company's contribution is based on employee contributions and the level of company match. Company contributions to the plan were $49 million in 1999, $45 million in 1998 and $40 million in 1997.

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

Note 15 POSTRETIREMENT BENEFIT PLANS OTHER THAN PENSIONS

The Company provides comprehensive medical and group life benefits to substantially all U.S. retirees who elect to participate in the Company's comprehensive medical and group life plans. The medical plan is contributory. Contributions are adjusted periodically and vary by date of retirement and the original retiring company. The life insurance plan is non-contributory. Plan assets principally consist of equity securities and fixed income securities.

The Company's share of the components of total post retirement benefit expense and post retirement benefit assets and obligation, related to continuing operations as well as any curtailment gain or loss, has not yet been determined, and therefore the following information relates to the Company's post retirement benefit plan including discontinued operations.

Cost for the Company's post retirement benefit plans included the following components:

	Year Ended December 31,
	1999	1998	1997
Service cost - benefits earned during the year	$10	$8	$9
Interest cost on accumulated post retirement benefit obligation	36	35	36
Expected earnings on plan assets	(13)	(11)	(9)
Net amortization and deferral	1	(3)	(2)
Net post retirement benefit expense	$34	$29	$34

The weighted average actuarial assumptions for the Company's post retirement benefit plans were as follows:

	December 31,
	1999	1998	1997
Discount rate	7.8%	7.0%	7.5%
Long-term rate of return	10.0%	10.0%	10.0%

Changes in benefit obligation and plan assets were:

	Year Ended December 31,
	1999	1998	1997
Benefit obligation at beginning of year	$507	$495	$482
Service cost - benefits earned during the year	10	8	9
Interest cost on accumulated post-retirement benefit obligation	36	35	36
Plan participants' contributions	2	2	2
Plan amendments	(9)	(1)	-
Actuarial (gains) and losses	16	6	(2)
Benefits paid	(41)	(38)	(32)
Benefit obligation at end of year	$521	$507	$495

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

	December 31,
	1999	1998	1997
Fair value of plan assets at beginning of year	$128	$113	$89
Actual earnings on plan assets	24	15	20
Employer contribution	39	36	34
Plan participants' contributions	2	2	2
Benefits paid	(41)	(38)	(32)
Fair value of plan assets at end of year	$152	$128	$113

	December 31,
	1999	1998	1997
Accumulated post retirement benefit obligation in excess of plan assets	$(369)	$(379)	$(382)
Unrecognized prior service cost	(6)	3	4
Unrecognized net earnings	(55)	(60)	(65)
Accrued post retirement benefit expense	$(430)	$(436)	$(443)

For measurement purposes, an annual rate of increase in the per capita cost of covered health care benefits of 7% for participants was assumed for 2000; the rate was assumed to decrease gradually to 5% in 2007 and to remain at that level thereafter.

A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1-Percentage- Point Increase	1-Percentage- Point Decrease

Effect on the aggregate of the service and interest cost Components of net post retirement benefit expense	$1	$(1)
Effect on the accumulated post retirement benefit obligation	$21	$(19)

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

Note 16 LITIGATION

Various lawsuits, claims and proceedings of a nature considered ordinary and routine to its business are pending against the Company and certain of its subsidiaries. The most significant of these are described below. Material developments in such matters are described in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, September 30, 2000, and below. Reference is made to Item 3 Legal Proceedings in Part 1 in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

Breast Implant

The Company, together with its subsidiary, Medical Engineering Corporation (MEC), and certain other companies, has been named as a defendant in a number of claims and lawsuits alleging damages for personal injuries of various types resulting from polyurethane-covered breast implants and smooth-walled breast implants formerly manufactured by MEC or a related Company. Of the more than 90,000 claims or potential claims against the Company in direct lawsuits or through registration in the nationwide class action settlement approved by the Federal District Court in Birmingham, Alabama (the "Revised Settlement"), most have been dealt with through the Revised Settlement, other settlements, or trial. As of August 1, 2000, the Company's contingent liability in respect of breast implant claims was limited to residual unpaid Revised Settlement obligations and to roughly 950 remaining opt-outs who have pursued or may pursue their claims in court.

As of October 31, 2000, approximately 5,000 United States and 300 foreign breast implant recipients were plaintiffs in lawsuits pending in federal and state courts in the United States and certain courts in Canada and Australia. These figures include the claims of plaintiffs that are in the process of being settled and/or dismissed. In these lawsuits, about 2,300 U.S. and 70 foreign plaintiffs opted out of the Revised Settlement. The lawsuits of the 2,700 U.S. plaintiffs who did not opt out are expected to be dismissed since these plaintiffs are among the estimated 74,000 women with MEC implants who chose to participate in the nationwide settlement. Of the 2,300 opt-out plaintiffs, an estimated 1,350 have claims based upon products that were not manufactured or sold by MEC or that have been or are in the process of being settled and/or dismissed. Accordingly, the number of remaining plaintiffs who have pursued or may pursue their claims in court against the Company is roughly 950 as stated in the preceding paragraph.

Under the terms of the Revised Settlement, additional opt-outs are expected to be minimal since the deadline for U.S. class members to opt out has passed. In addition, the Company's remaining obligations under the Revised Settlement Program are limited because most payments to "Current Claimants" have already been made, no additional "Current Claims" may be filed without court approval, and because payments of claims to so-called "Other Registrants" and "Late Registrants" are limited by the terms of the Revised Settlement. Separate class action settlements have been approved in the provincial courts of Ontario and

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

Quebec, and an agreement has been reached under which other foreign breast implant recipients may settle their claims. The Company believes it will be able to address remaining opt-out claims as well as expected remaining obligations under the Revised Settlement program within its reserves described below.

On March 31, 2000, the federal government filed a civil suit in federal district court in Birmingham, Alabama, against several parties in the breast implant litigation, including the Company. The government claims it is entitled to reimbursement for certain costs incurred in connection with medical treatment provided to women with breast implants. The Company believes this case is wholly without merit, and in all events it will be able to address the government lawsuit within its reserves as described below.

In the fourth quarter of 1993, the Company recorded a charge of $500 million before taxes ($310 million after taxes) in respect of breast implant cases. The charge consisted of $1.5 billion for potential liabilities and expenses, offset by $1.0 billion of expected insurance proceeds. In the fourth quarters of 1994 and 1995, the Company recorded additional special charges of $750 million before taxes ($488 million after taxes) and $950 million before taxes ($590 million after taxes), respectively, related to breast implant product liability claims. In the fourth quarter of 1998, the Company recorded an additional special charge to earnings in the amount of $800 million before taxes and increased its insurance receivable in the amount of $100 million, resulting in a net charge to earnings of $433 million after taxes in respect of breast implant product liability claims. During 1999, 1998 and 1997, cash payments, net of insurance receipts, of $631 million, $551 million and $549 million, respectively, were made related to the breast implant product liability claims. At December 31, 1999, $354 million was included in current and other liabilities for breast implant product liability claims.

Prescription Drug

As of December 31, 1999, the Company remains a defendant in several actions challenging pricing on brand name prescription drugs. These actions include several currently consolidated antitrust actions brought against the Company and more than 30 other pharmaceutical manufacturers, drug wholesalers and pharmacy benefit managers by certain chain drugstores, supermarket chains and independent drugstores; state pharmaceutical actions; and purported class actions on behalf of consumers. In the fourth quarter of 1998, the Company recorded a special charge to earnings in the amount of $100 million before taxes ($62 million after taxes) in respect of this prescription drug litigation. The Company will continue to defend vigorously its position in this ongoing litigation and believes it will be able to address all remaining claims within its reserves. During 1999, cash payments of $59 million were made related to the pricing litigation claims.

TAXOL*

There is no composition of matter patent for paclitaxel (the active ingredient in TAXOL*). In the United States, the Company is presently the only manufacturer and marketer of a product

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

containing paclitaxel. In 1997 and 1998, the Company filed several lawsuits alleging that a number of generic drug companies infringed its patents covering certain methods of administering paclitaxel when they filed abbreviated new drug applications seeking regulatory approval to sell paclitaxel. These actions were consolidated for discovery in the United States

District Court for the District of New Jersey. The Company does not assert a monetary claim against any of the defendants, but seeks to prevent the defendants from marketing paclitaxel in a manner that violates the Company's patents. The defendants have asserted that they do not infringe the Company's patents and that these patents are invalid and unenforceable. Some defendants also asserted counterclaims seeking damages for alleged antitrust and unfair competition violations.

On January 4, 2000, the District Court granted the Company's motion to dismiss certain of the antitrust and unfair competition counterclaims. The Company's motion for summary judgment on the remaining antitrust and unfair competition counterclaims was denied on March 17, 2000.

On February 29, 2000, the District Court granted in part the generic companies' summary judgment motions for invalidity by finding all claims of the Company's patents in dispute invalid, except for claims limited to the treatment of ovarian cancer. As a result of this ruling, the generic companies may obtain U.S. Food and Drug Administration approval to market paclitaxel solely for treatment of metastatic breast cancer after failure of combination chemotherapy. The District Court's opinion left for determination at trial the validity of the claims of the Company's patents directed to the low dose, three-hour administration of paclitaxel for ovarian cancer and denied the generic companies' summary judgment motion arguing non-infringement of the Company's patents.

In order to pursue an immediate appellate review of the District Court's invalidity findings, the Company voluntarily relinquished all rights in the remaining ovarian tumor specific claims of its patents. On April 7, 2000, the District Court granted the Company's request for an entry of judgment. The Company's appeal of the District Court's judgment is pending before the Federal Circuit Court of Appeals. If the Company is successful on appeal and the trial that would follow a successful appeal, the Company believes its remaining patent rights would apply to all tumor types.

In September 2000, one of the defendants received final approval from the United States Food and Drug Administration for its Abbreviated New Drug Application for paclitaxel and can market the product. Also in September, another defendant received tentative approval from the United States Food and Drug Administration and can market their paclitaxel product after the other defendant's statutory six-month period of generic exclusivity expires.

It is not possible at this time to make a reasonable assessment of the outcome of the appeal and the remaining claims in these actions nor to reasonably estimate the impact on TAXOL* sales or the amount of damages were the Company not to prevail.

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

VANLEV* Litigation

The Company, its Chairman of the Board and Chief Executive Officer, Charles A. Heimbold, Jr. and its Chief Scientific Officer and President - Pharmaceutical Research Institute, Peter S. Ringrose, Ph.D., are defendants in a number of purported class actions filed in the U.S. District Court for the District of New Jersey in April, May and June alleging violations of federal securities laws and regulations. Plaintiffs claim that the defendants disseminated materially false and misleading statements and failed to disclose information concerning the safety and expected availability of its product VANLEV* during the period November 8, 1999 through April 19, 2000. Plaintiffs seek compensatory damages and costs and expenses.

It is not possible at this time to make a reasonable assessment of the outcome of this matter or the amount of damages were the Company not to prevail.

While it is not possible to predict with certainty the outcome of these cases, it is the opinion of management that they will not have a material adverse effect on the Company's operating results, liquidity or consolidated financial position.

BRISTOL-MYERS SQUIBB COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

Note 17 SELECTED QUARTERLY FINANCIAL DATA

(Unaudited, in millions, except per share amounts)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
1999:
Net Sales	$4,044	$4,054	$4,190	$4,590	$16,878
Gross Profit	2,983	2,948	3,035	3,370	12,336
Net earnings from Continuing Operations	975	865	988	961	3,789
Net earnings from Discontinued Operations	91	87	109	91	378
Net earnings	1,066	952	1,097	1,052	4,167
Earnings Per Common Share
Basic
Earnings from Continuing Operations	.49	.44	.50	.48	1.91
Discontinued Operations	.05	.04	.05	.05	.19
Net Earnings	.54	.48	.55	.53	2.10

Diluted
Earnings from Continuing Operations	.48	.43	.49	.47	1.87
Discontinued Operations	.05	.04	.05	.05	.19
Net Earnings	.53	.47	.54	.52	2.06

1998:
Net Sales	$3,670	$3,589	$3,718	$4,084	$15,061
Gross Profit	2,756	2,630	2,767	3,012	11,165
Net earnings from Continuing Operations (a)	858	732	859	301	2,750
Net earnings from Discontinued Operations	69	103	107	112	391
Net earnings	927	835	966	413	3,141
Earnings Per Common Share
Basic
Earnings from Continued Operations(a)	.43	.37	.43	.15	1.38
Discontinued Operations(b)	.04	.05	.06	.06	.20
Net Earnings	.47	.42	.49	.21	1.58

Diluted
Earnings from Continuing Operations(a)	.42	.36	.42	.15	1.36
Discontinued Operations(b)	.04	.05	.05	.05	.20
Net Earnings	.46	.41	.47	.20	1.55

  In 1998, the first quarter results include a gain on the sale of a business of $125 million ($78 million after taxes) and a provision for restructuring of $88 million ($55 million after taxes). The second quarter results include a gain on the sale of businesses of $76 million ($47 million after taxes) and a provision for restructuring of $69 million ($42 million after taxes). The fourth quarter results include a charge of $800 million ($495 million after taxes; or $.25

  BRISTOL-MYERS SQUIBB COMPANY

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  (dollars in millions)

  per common share - basic and $.24 per common share - diluted) for litigation of breast implant and prescription drug pricing cases, offset by expected insurance recoveries.

  In 1998, first quarter results include a provision for restructuring of $37 million ($23 million after taxes). The second quarter results include a provision for restructuring of $7 million ($5 million after taxes).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY
(Registrant)

Date: January 24, 2001	By: /s/ Frederick S. Schiff ----------------------------------------------
Frederick S. Schiff Senior Vice President - Financial Operations and Controller

SCHEDULE II

BRISTOL-MYERS SQUIBB COMPANY

VALUATION AND QUALIFYING ACCOUNTS

(dollars in millions)

Description	Balance at beginning of period	Additions charged to costs and expenses	Deductions - bad debts written off	Balance at end of period
Allowances for discounts and doubtful accounts:
For the year ended December 31, 1999	$147	$65	$44	$168
For the year ended December 31, 1998	$109	$57	$19	$147
For the year ended December 31, 1997	$107	$19	$17	$109

Allowances for discounts and doubtful accounts, charges during the period and amounts written off related to discontinued operations and included in the above amounts are not material.